Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the PowerFleet, Inc. 2018 Incentive Plan, as amended, of our report dated March 19, 2021, with respect to the consolidated financial statements of PowerFleet, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

August 11, 2021